CONTACT:

Steve Handy, Senior Vice President and Chief Financial Officer
(949) 975-1550
steve.handy@smawins.com

EVC Group, Inc.
Douglas Sherk/Jennifer Beugelmans
(415) 896-6820
dsherk@evcgroup.com

SM&A APPOINTS BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

NEWPORT BEACH, Calif., June 21, 2006 – SM&A (NASDAQ: WINS), the world’s leading provider of business strategy, proposal development and program services for winning and delivering on competitive procurements, announced that the Audit Committee of its Board of Directors has engaged BDO Seidman, LLP, as the Company’s independent registered public accounting firm, effective immediately.

About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solution to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won.  Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services.  From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.